Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files S-K 1300 Technical Summary Report for Shea Creek Project in Saskatchewan

●	This TRS filing for Shea Creek is the first Saskatchewan resource estimate reported by the Company since its acquisition of UEX Corporation (“UEX”) in August of 2022.

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Combined Shea Creek resources of 95.63 million lb. U3O8 on a consolidated basis are comprised of 67.57 million lb. at 1.491% U3O8 in the indicated resource category and 28.06 million lb. at 1.015% U3O8 in the inferred category, respectively.

●	UEC attributable share of combined resources are 46.95 million lb. U3O8, comprised of 33.18 million lb. indicated and 13.78 million lb. inferred (Table 1).

Corpus Christi, TX, January 12, 2023 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR disclosing updated mineral resources for the Company’s Shea Creek Project (the “Project” or “Shea Creek”). UEC indirectly owns 49.0975% of the Project and Orano Canada Resources (“Orano”) owns the remainder and is the Project operator.

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

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S-K 1300 was adopted by the Securities and Exchange Commission (the “SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimate set forth in this TRS for the Shea Creek Project have not previously been reported under the S-K 1300 format.

The TRS was prepared under S-K 1300 and was filed on January 11, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on January 11, 2023. The TRS was prepared on behalf of the Company by Mr. James Gray, P.Geo., of Advantage Geoservices Limited, Mr. David Rhys, P.Geo., of Panterra Geoservices Inc., and Mr. Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada.

About Shea Creek

The Shea Creek Project is located in the Western Athabasca Basin (Figures 1 & 2), approximately 15 km south of Orano’s past-producing Cluff Lake mine and 50 km north of NexGen’s Arrow and Fission Uranium’s Triple R deposits. The Shea Creek deposits were the first new discoveries in the rapidly developing Western Athabasca uranium district. Shea Creek is a joint venture between UEX (49.0975%) and Orano (50.9025%). Uranium mineralization at Shea Creek is located at just above, and extends well below, the unconformity between Athabasca Group Sandstone and the underlying older basement rocks, which occurs at depths between 700 and 800 m.

Four unconformity-related deposits have been discovered to date on the Shea Creek Project: Kianna, Anne, Colette and 58B; and all four deposits remain open for expansion. These deposits occur along a three km stretch of the greater than 30 km long Saskatoon Lake Conductor Trend. Uranium occurs as unconformity-style uranium mineralization with basement ore shoots that can extend more than 200 m below the unconformity surface and up to 100 m above the unconformity.

UEC believes there is a very high potential to expand uranium resources in the basement rocks within the existing footprint of Shea Creek. The discovery potential along the remaining 26 km of the Saskatoon Lake Conductor Trend is also considered to be very good given the sparse drilling along the trend. One of the best results along the trend is located only two km south of the Anne deposit, where drillhole SHE-002 intersected 0.34% U3O8 / 0.4 m. Limited follow-up drilling in the SHE-002 area in 2015 encountered a wide zone of indicative hydrothermal clay alteration and anomalous uranium that has been observed proximal to the Shea Creek deposit.

Resource Disclosure

The Shea Creek mineral resource estimate for the four deposits were determined using a cut-off grade of 0.30% U3O8. A total of 2,056,000 tonnes containing 67.57 million pounds of U3O8 at an average grade of 1.491% U3O8 have been estimated in the indicated mineral resource category. A total of 1,254,000 tonnes containing 28.06 million pounds of U3O8 at an average grade of 1.015% U3O8 have been estimated in the inferred mineral resource category.

The current mineral resource estimate includes the results from 477 diamond drill holes totalling 402,800 m which were drilled from 1992 to 2012. On average, indicated resource blocks were located within eight m of a drill hole and inferred blocks within 16 m. Mineralized wireframes of the Colette, 58B, Kianna and Anne zones bound perched, unconformity, and basement mineralization was prepared at a 0.05% U3O8 mineralized threshold to constrain the mineral resource estimate at each deposit area. The estimate was completed by ordinary kriging using Gemcom software with block sizes of five by five by five m. The impact of anomalously high-grade samples was controlled through a process of grade capping and as well as interpolation distance restrictions for some zones.

The mineral resource estimate primarily utilized uranium geochemical analyses from the Saskatchewan Research Council Geoanalytical Laboratories, in Saskatoon, Saskatchewan, obtained through Inductively Coupled Plasma Mass Spectroscopy (“ICP-MS”) for all samples with grades lower than 1,000 ppm U3O8 and using Inductively Couple Plasma Optical Emission Spectroscopy for samples determined by ICP-MS to contain uranium concentrations higher than 1,000 ppm U3O8. Duplicate and independent check analyses were performed on approximately 5% of the mineralized assay database.

In cases where geochemical analyses were not available due to incomplete sampling or core recovery issues, downhole gamma probe data were used to calculate equivalent uranium grades obtained using a DHT27-STD gamma probe which collects continuous readings along the length of the drill hole. Probe results were calibrated using an algorithm calculated from comparison of probe results against geochemical analyses in previous holes in the Shea Creek area.

Table 1 – Shea Creek Mineral Resource Estimate at 0.30% U3O8 cut-off grade

Deposit Area	Indicated				Inferred
	Tonnes	U3O8 (%)	U3O8 (Lb)	UEC Share U3O8 (Lb)	Tonnes	U3O8 (%)	U3O8 (Lb)	UEC Share U3O8 (Lb)
Collette	327,000	0.787	5,674 K	2,786 K	492,000	0.717	7,768 K	3,814 K
58B	142,000	0.773	2,419 K	1,188 K	81,000	0.510	906 K	445 K
Kianna	1,027,000	1.535	34,743 K	17,058 K	547,000	1.390	16,772 K	8,235 K
Anne	560,000	2.002	24,735 K	12,144 K	134,000	0.883	2,6120 K	1,282 K
Total	2,056,000	1.491	67,570 K	33,175 K	1,254,000	1.015	28,057 K	13,775 K

Notes:

1)	Sum of indicated and inferred tonnes and pounds may not add up to the reported total due to rounding.
2)	Indicated and inferred mineral resources as defined in 17 CFR § 229.1300 of S-K 1300.
3)	Resources are reported as of October 31, 2022.
4)	The point of reference for mineral resources is in-situ at the Project.
5)	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
6)	UEC attributable resources are calculated based on UEX’s 49.0975% equity in the Project.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

The TRS has been prepared and the technical information in this news release respecting the TRS has been reviewed by each of Messrs. James Gray, P.Geo., David Rhys, P.Geo., and Chris J. Hamel P.Geo., Vice President Exploration, Canada, for the Company, all Qualified Persons under Item 1302 of S-K 1300.

Figure 1 - UEC Athabasca Projects

Figure 2 - Shea Creek Project

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.